Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES THIRD QUARTER RESULTS

- Consolidated Revenues Rose 4.9% Over the Prior-year Period,
With Increases at American Place, Chamonix/Bronco Billy’s and Rising Star

- American Place Casino, In Particular, Continued Its Strong Growth,
With Revenues Increasing 9.8% in the Third Quarter of 2026 and Setting a New Property Record

Las Vegas – November 5, 2026 – Full House Resorts, Inc. (Nasdaq: FLL) today announced results for the third quarter ended September 30, 2026.

On a consolidated basis, revenues in the third quarter of 2026 rose 4.9% to $81.8 million, reflecting strong year-over-year growth at American Place Casino, as well as increases at Chamonix Casino Resort and Rising Star Casino. In the prior-year period, revenues were $78.0 million. Net loss for the third quarter of 2026 was $(8.6) million, or $(0.24) per diluted common share. Such amounts were $(7.7) million, or $(0.21) per diluted common share, respectively, in the prior-year period. Adjusted EBITDA(a) in the third quarter of 2026 was $14.6 million, reflecting strong year-over-year growth at American Place, Rising Star, and Silver Slipper. In the third quarter of 2025, Adjusted EBITDA was $14.8 million. American Place and Chamonix are the Company’s newest casinos; both are expected to continue their improvement as their operations mature.

“Our third quarter results reflect continued momentum across our portfolio, led once again by American Place,” said Daniel R. Lee, Chief Executive Officer of Full House Resorts. “Since its opening in February 2023, revenues and profits at American Place have increased in every quarter when compared to the prior-year period. We believe our temporary facility will continue to grow in the coming quarters, and we look forward to even greater contributions from our permanent American Place casino, which is expected to open approximately two years from now.

“At Chamonix/Bronco Billy’s, revenues grew across table games, food and beverage, hotel, retail, and several other departments. We are also executing on new initiatives to further advance our profit objectives at the property, while minimizing disruptions to customer service. Those initiatives include amended operating hours for certain non-gaming amenities; the reallocation of marketing expenditures to more targeted and efficient digital marketing channels; the in-housing of the property’s housekeeping and laundry functions; and additional efforts focused on expanding Chamonix’s meeting and convention business, among other items. These initiatives are in addition to the revenue growth that we have seen – and expect to continue to see – at Chamonix/Bronco Billy’s.”

Continued Mr. Lee, “Our other properties also delivered strong results in the quarter. At Rising Star, revenues grew 10.0% from last year’s third quarter, also resulting in growth in operating profits. At Silver Slipper, the property’s management team took a focused look at its cost structure, revising our marketing strategy and controlling departmental expenses. Those efforts produced improved margins and meaningful growth in operating profits.”

Third Quarter Highlights

●	Midwest & South. This segment includes Silver Slipper Casino and Hotel, Rising Star Casino Resort, and American Place Casino. Revenues for the segment were $62.1 million in the third quarter of 2026, a 6.4% increase from $58.3 million in the prior-year period. These results reflect continuing strength at American Place, as well as revenue growth at Rising Star. Adjusted Segment EBITDA was $13.6 million, an 18.0% increase from $11.6 million in the prior-year period, reflecting significant growth from all three properties in this segment.
●	West. This segment includes Grand Lodge Casino, Stockman’s Casino (until the completion of its sale in April 2025), Chamonix Casino Hotel, and Bronco Billy’s Casino. Located in Colorado, Chamonix and Bronco Billy’s are two integrated and adjoining casinos, operating as a single entity. Revenues for the segment increased 1.2% to $18.2 million in the third quarter of 2026, versus $18.0 million in the prior-year period. These results reflect continued growth at our Colorado operations, despite significant nearby wildfires impacting visitation in July 2026, offset by declines at Grand Lodge due to extensive renovations underway at the property. Such renovations include the transformation of the property’s cottage suites, main restaurant, and much of its meeting room space, as well as the temporary closure of its beach along Lake Tahoe. Completion of these items is expected in late 2027. Adjusted Segment EBITDA of $1.0 million in the third quarter of 2026 compares to $3.2 million in the prior-year period. The 2025 third quarter benefited from a gaming tax accrual adjustment at our Colorado operations. As noted above, we began executing on several new initiatives to further advance our profit objectives at Chamonix/Bronco Billy’s.

●	Contracted Sports Wagering. This segment consists of our on-site and online sports wagering “skins” (akin to websites) in Colorado, Indiana, and Illinois. Revenues were $1.5 million and Adjusted Segment EBITDA was $1.4 million in the third quarter of 2026. In the prior-year period, revenues and Adjusted Segment EBITDA were $1.6 million and $1.5 million, respectively.

Liquidity and Capital Resources

As of September 30, 2026, we had $45.7 million of liquidity, including $30.7 million in cash and cash equivalents and the undrawn portion of our revolving credit facility. Our debt consisted primarily of $450.0 million in outstanding senior secured notes due 2028, which are currently callable at par, and $25.0 million outstanding under our $40.0 million revolving credit facility. We recently extended the maturity date for our revolving credit facility from August 15, 2027 to November 15, 2027.

Conference Call Information

We will host a conference call for investors today, November 5, 2026, at 4:30 p.m. ET (1:30 p.m. PT) to discuss our 2026 third quarter results. Investors can access the live audio webcast from our website at www.fullhouseresorts.com under the investor relations section. The conference call can also be accessed by dialing (201) 689-8470.

A replay of the conference call will be available shortly after the conclusion of the call through November 19, 2026. To access the replay, please visit www.fullhouseresorts.com. Investors can also access the replay by dialing (412) 317-6671 and using the passcode 13757787.

(a) Reconciliation of Non-GAAP Financial Measures

Our presentation of non-GAAP Measures may be different from the presentation used by other companies, and therefore, comparability may be limited. While excluded from certain non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, our non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Our non-GAAP Measures are to be used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. These non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Adjusted Segment EBITDA. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted Segment EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset sales and disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each segment.

Adjusted EBITDA. We also utilize Adjusted EBITDA, which is defined as Adjusted Segment EBITDA, net of corporate-related costs and expenses. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize this metric or measure internally to focus management on year-over-year changes in core operating performance, which we consider our ordinary, ongoing and customary operations, and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations.

Full House Resorts, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues
Casino	$63,055	$59,823	$179,052	$172,106
Food and beverage	10,481	9,950	30,138	29,591
Hotel	4,554	4,465	12,494	12,027
Other operations, including contracted sports wagering	3,687	3,712	12,578	13,230
	81,777	77,950	234,262	226,954
Operating costs and expenses
Casino	25,653	22,661	74,020	68,423
Food and beverage	10,396	9,950	30,087	29,777
Hotel	2,364	2,203	6,505	6,749
Other operations	1,074	1,155	2,922	3,123
Selling, general and administrative	28,408	27,843	81,176	82,500
Project development costs	10	57	69	231
Depreciation and amortization	9,452	10,641	30,443	31,836
Loss on disposal of assets	—	—	—	6
Loss on sale of Stockman’s, net of impairment	—	4	—	209
	77,357	74,514	225,222	222,854
Operating income	4,420	3,436	9,040	4,100
Other expenses
Interest expense, net	(12,999)	(11,128)	(34,222)	(31,779)
Other	—	—	—	(50)
	(12,999)	(11,128)	(34,222)	(31,829)
Loss before income taxes	(8,579)	(7,692)	(25,182)	(27,729)
Income tax provision (benefit)	70	(14)	311	97
Net loss	$(8,649)	$(7,678)	$(25,493)	$(27,826)

Basic loss per share	$(0.24)	$(0.21)	$(0.70)	$(0.77)
Diluted loss per share	$(0.24)	$(0.21)	$(0.70)	$(0.77)

Basic weighted average number of common shares outstanding	36,643	36,111	36,417	36,000
Diluted weighted average number of common shares outstanding	36,643	36,111	36,417	36,000

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Segment Revenues, Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues
Midwest & South	$62,065	$58,325	$182,434	$173,300
West	18,200	17,993	47,319	48,083
Contracted Sports Wagering	1,512	1,632	4,509	5,571
	$81,777	$77,950	$234,262	$226,954
Adjusted Segment EBITDA(1) and Adjusted EBITDA
Midwest & South	$13,637	$11,552	$41,817	$37,414
West	1,038	3,209	(821)	(395)
Contracted Sports Wagering	1,422	1,542	4,310	5,333
Adjusted Segment EBITDA	16,097	16,303	45,306	42,352
Corporate	(1,519)	(1,491)	(4,251)	(4,919)
Adjusted EBITDA	$14,578	$14,812	$41,055	$37,433

__________

(1)	The Company utilizes Adjusted Segment EBITDA as the measure of segment operating profitability in assessing performance and allocating resources at the reportable segment level.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Net Loss and Operating Income to Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net loss	$(8,649)	$(7,678)	$(25,493)	$(27,826)
Income tax provision (benefit)	70	(14)	311	97
Interest expense, net	12,999	11,128	34,222	31,779
Other	—	—	—	50
Operating income	4,420	3,436	9,040	4,100
Project development costs	10	57	69	231
Depreciation and amortization	9,452	10,641	30,443	31,836
Loss on disposal of assets	—	—	—	6
Loss on sale of Stockman’s, net of impairment	—	4	—	209
Stock-based compensation, net	696	674	1,503	1,051
Adjusted EBITDA	$14,578	$14,812	$41,055	$37,433

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Three Months Ended September 30, 2026
					Adjusted
					Segment
	Operating	Depreciation	Project	Stock-	EBITDA and
	Income	and	Development	Based	Adjusted
	(Loss)	Amortization	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$8,780	$4,857	$—	$—	$13,637
West	(3,544)	4,582	—	—	1,038
Contracted Sports Wagering	1,422	—	—	—	1,422
	6,658	9,439	—	—	16,097
Other operations
Corporate	(2,238)	13	10	696	(1,519)
	$4,420	$9,452	$10	$696	$14,578

Three Months Ended September 30, 2025
						Adjusted
						Segment
	Operating	Depreciation	Loss on	Project	Stock-	EBITDA and
	Income	and	Sale of	Development	Based	Adjusted
	(Loss)	Amortization	Stockman’s	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$5,389	$6,163	$—	$—	$—	$11,552
West	(1,260)	4,465	4	—	—	3,209
Contracted Sports Wagering	1,542	—	—	—	—	1,542
	5,671	10,628	4	—	—	16,303
Other operations
Corporate	(2,235)	13	—	57	674	(1,491)
	$3,436	$10,641	$4	$57	$674	$14,812

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Nine Months Ended September 30, 2026
					Adjusted
				Stock-	Segment
	Operating	Depreciation	Project	Based	EBITDA and
	Income	and	Development	Compensation,	Adjusted
	(Loss)	Amortization	Costs	net	EBITDA
Reporting segments
Midwest & South	$25,199	$16,618	$—	$—	$41,817
West	(14,606)	13,785	—	—	(821)
Contracted Sports Wagering	4,310	—	—	—	4,310
	14,903	30,403	—	—	45,306
Other operations
Corporate	(5,863)	40	69	1,503	(4,251)
	$9,040	$30,443	$69	$1,503	$41,055

Nine Months Ended September 30, 2025
							Adjusted
				Loss on		Stock-	Segment
	Operating	Depreciation	Loss on	Sale of	Project	Based	EBITDA and
	Income	and	Disposal	Stockman’s,	Development	Compensation,	Adjusted
	(Loss)	Amortization	of Assets	net	Costs	net	EBITDA
Reporting segments
Midwest & South	$18,833	$18,575	$6	$—	$—	$—	$37,414
West	(13,817)	13,213	—	209	—	—	(395)
Contracted Sports Wagering	5,333	—	—	—	—	—	5,333
	10,349	31,788	6	209	—	—	42,352
Other operations
Corporate	(6,249)	48	—	—	231	1,051	(4,919)
	$4,100	$31,836	$6	$209	$231	$1,051	$37,433

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include details regarding our growth projects; our expected construction budgets, estimated commencement and completion dates, and expected amenities, including related to the permanent American Place facility; our expected operational performance for our growth projects, including Chamonix and American Place; our expectations regarding the timing of the ramp-up of operations of Chamonix and American Place; our expectations regarding the operation and performance of our other properties and segments; our expectations regarding the renovation-related disruptions at the Hyatt Regency Lake Tahoe Resort that houses our Grand Lodge Casino; our expectations regarding our ability to generate operating cash flow and to obtain debt financing on reasonable terms and conditions for the construction of the permanent American Place facility; our expectations regarding our ability to refinance our outstanding debt; our expectations regarding the effect of management changes and operational improvements at our properties, including Chamonix; our expectations regarding our new initiatives at Chamonix/Bronco Billy’s; our expectations regarding the effect of our revamped marketing strategy at Chamonix, including our ability to access the Colorado Springs and southern Denver markets; and our sports wagering contracts with third-party providers, including the expected revenues and expenses, as well as our expectations regarding the potential usage of our idle sports skins by us or others.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, our ability to repay and/or refinance our substantial indebtedness; our ability to finance the construction of the permanent American Place facility; our ability to complete construction at American Place, on-time and on-budget; legal or regulatory restrictions, delays, or challenges for our construction projects, including American Place; construction risks, disputes and cost overruns; the timing of the completion of renovations at the Hyatt Regency Lake Tahoe Resort that houses our Grand Lodge Casino; inflation, tariffs, immigration policies, and their potential impacts on labor costs and the price of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; our ability to effectively manage and control expenses; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; effectiveness of management changes, operational improvements and new initiatives at our properties; effectiveness of our marketing efforts; changes in guest visitation or spending patterns due to economic conditions, health, international relations or other concerns; cyber events and their impacts to our operations; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

We own, lease, develop and operate gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, President & Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com